UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010 (February 23, 2010)

U.S. Dataworks, Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-15835	84-1290152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Sugar Creek Blvd., 5th Floor, Sugar Land, Texas 77478
(Address of Principal Executive Office) (Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On February 23, 2010, NYSE Amex LLC (the “Exchange”) notified U.S. Dataworks, Inc. (the “Company”) that the Exchange intended to strike the listing of the Company’s securities from the Exchange pursuant to Section 1009(d) of the NYSE Amex LLC Company Guide (the “Company Guide”) (the “Staff Determination”). The staff letter also informed the Company that it had the right to appeal the Staff Determination.  The Company intends to avail itself of the right to appeal the Staff Determination and seek an oral hearing before a Listing Qualifications Panel of the Exchange (the “Panel”). The time and place of such a hearing will be determined by the Panel. A request for an oral hearing will stay the scheduled delisting of the Company’s securities pending the Panel’s determination. There can be no assurance that the Panel will grant the Company’s request for continued listing. If the Panel does not grant the relief sought by the Company, its securities will be delisted from the Exchange in which event the Company would seek to cause them be quoted on the OTC Bulletin Board (“OTC-BB”). Management anticipates that although quotation of Company securities on the OTC-BB may result in a substantially less liquid market for the securities, public trading of Company securities would continue without interruption by holders desiring to trade.

As previously reported, on July 23, 2008, the Exchange notified the Company that it was not in compliance with Section 1003(a)(ii) of the Company Guide relating to the stockholders’ equity of less than $4 million and losses from continued operations in three of the Company’s four most recent fiscal years, and Section 1003(a)(iii) of the Company Guide relating to the stockholders’ equity of less than $6 million and losses from continued operations in the Company’s five most recent fiscal years. Subsequently, on March 24, 2009, the Exchange additionally notified the Company of its noncompliance with Section 1003(a)(i) of the Company Guide relating to the stockholders’ equity of less than $2 million and losses from continued operations in two of the Company’s three most recent fiscal years. Finally, the Exchange deemed it appropriate for the Company to effect a reverse stock split pursuant to Section 1003(f)(v) of the Company Guide. The Exchange staff invited the Company to submit a plan of compliance outlining the Company’s efforts to regain compliance with the foregoing listing deficiencies by no later than January 22, 2010 (the “Compliance Deadline”). The Company submitted, and the Exchange accepted, the Company’s plan of compliance and granted the Company an extension to regain full listing compliance by the Compliance Deadline.  The Company did not regain full listing compliance by the Compliance Deadline and remains out of compliance as of the date of this Report.

Item 8.01                      Other Events.

On February 26, 2010, the Company issued a press release reporting receipt of the Staff Determination and its intention to appeal it, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press Release dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. Dataworks, Inc.

By:	/s/ Charles E. Ramey
Charles E. Ramey, Chief Executive Officer

Date:           February 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release date February 26, 2010.